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                JORDEN BURT BOROS CICCHETTI BERENSON &JOHNSON LLP
                                 SUITE 400 EAST
                       1025 THOMAS JEFFERSON STREET, N.W.
                           WASHINGTON, D.C. 2007-0805
                                 (202) 985-8100
                            TELECOPIER (202) 965-8104


April 28, 1998



AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, Delaware 19801


Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus Contained in Post Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-34199) filed by AIG Life
     Insurance Company and Variable Account II with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.



Very Truly Yours,

/s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
Jorden Burt Boros Cicchetti Berenson & Johnson